UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2004

CASTLEGUARD ENERGY, INC.
(Exact name of registrant as specified in its charter)

Florida	0-5525	75-2789691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17768 Preston Road Dallas, Texas	75252
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 647-2110

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The Board of Directors of Dallas-based Castleguard Energy on April 19, 2004, appointed Director Harvey Jury as President, Secretary and Treasurer of the Company. Mr. Jury, elected as a Director last year for the first time, replaces Bob Honea who had served in the same posts since 1998. Mr. Honea resigned to pursue his other business interests full time but will remain as a Director of Castleguard. Mr. Jury and Mr. Honea will both stand for reelection as Directors at the annual shareholders meeting in May 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following documents are filed as exhibits herewith.

Exhibit Number	Description of Exhibit
20.1	Press Release dated April 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on April 20, 2004 on its behalf by the undersigned, thereto duly authorized.

CASTLEGUARD ENERGY, INC.

By: /s/ Harvey Jury
Harvey Jury Director and President

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
20.1	Press Release dated April 20, 2004